SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Aspect Medical Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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ASPECT MEDICAL SYSTEMS, INC.

141 Needham Street
Newton, Massachusetts 02464

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2005

To our stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspect Medical Systems, Inc. will be held on Wednesday, May 25, 2005 at 9:00 a.m., local time, at our corporate offices, 141 Needham Street, Newton, Massachusetts 02464. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of three (3) members to our board of directors to serve as Class II directors, each for a term of three years.

2.	The approval of our Amended and Restated 1998 Director Equity Incentive Plan.

3.	The approval of an amendment to our 2001 Stock Incentive Plan.

4.	The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our registered public accounting firm for the fiscal year ending December 31, 2005.

      The stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 12, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

      We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to EquiServe Trust Company, N.A., our transfer agent and registrar, has been enclosed for your convenience. Sending in your proxy will not prevent you from voting your stock at the annual meeting if you desire to do so, as your proxy is revocable at your option.

      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Michael Falvey
Secretary

Newton, Massachusetts

April 26, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

ASPECT MEDICAL SYSTEMS, INC.

141 Needham Street
Newton, Massachusetts 02464

PROXY STATEMENT

for the 2005 Annual Meeting of Stockholders

To Be Held On May 25, 2005

       This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aspect Medical Systems, Inc. for use at the Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005 at 9:00 a.m., local time, at the executive offices of Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, and at any adjournment thereof.

      All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before it is exercised by signing another proxy with a later date, delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

      Our Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of the Notice of Annual Meeting of Stockholders and this Proxy Statement on or about April 26, 2005.

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000.

Voting Securities and Votes Required

      Stockholders of record at the close of business on April 12, 2005 will be entitled to notice of, and to vote at, the annual meeting. On that date, 21,164,350 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the annual meeting. To be approved, each of the Amended and Restated 1998 Director Equity Incentive Plan, the amendment to our 2001 Stock Incentive Plan and the ratification of Ernst & Young LLP as our registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of EquiServe Trust Company, N.A., who will serve as the inspector of elections at the annual meeting.

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokerage firms or nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will not be considered as present and entitled to vote with respect to a particular matter and will not be considered a vote cast on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

      Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by giving our Secretary written notice that you want to revoke your proxy or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of:

•	the election as Class II directors of those persons named in this Proxy Statement,

•	the Amended and Restated 1998 Director Equity Incentive Plan,

•	the amendment to our 2001 Stock Incentive Plan,

•	the ratification of Ernst & Young LLP as our registered public accounting firm, and

•	any other items that may properly come before the meeting.

      If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the meeting by proxy, you will need to obtain a proxy card from the holder of record.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000. If you want to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

      The following table sets forth information regarding beneficial ownership of our common stock as of January 31, 2005 by:

•	each person or entity known to us to beneficially own more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004, and

•	all of our directors and executive officers as a group.

      The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Shares of our common stock issuable under stock options exercisable on or before April 1, 2005 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464.

	Number of Shares	Percentage of
Name and Address	Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Beneficially Owned

5% Stockholders
Boston Scientific Corporation(2)	4,985,730	23.9
One Boston Scientific Place
Natick, Massachusetts 01760
Massachusetts Financial Services Company(3)	2,056,250	9.8
500 Boylston Street
Boston, MA 02464
FMR Corp.(4)	1,957,100	9.4
82 Devonshire Street
Boston, MA 02109
Directors and Named Executive Officers
J. Neal Armstrong	382,317	1.8
Boudewijn L.P.M. Bollen	128,451	*
Nassib G. Chamoun(5)	702,189	3.3
J. Breckenridge Eagle(6)	340,541	1.6
David W. Feigal, Jr., M.D.	10,000	*
William H. Floyd	149,066	*
Edwin M. Kania, Jr.(7)	685,515	3.3
Scott D. Kelley, M.D.	188,056	*
James J. Mahoney, Jr.	23,133	*
Richard J. Meelia	14,999	*
Donald R. Stanski, M.D.	32,999	*
All directors and executive officers as a group (16 persons)	3,469,138	15.2

*	Less than 1% of our outstanding common stock.

(1)	Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised on or before April 1, 2005: Mr. Armstrong: 231,512; Mr. Bollen: 128,451; Mr. Chamoun: 340,639; Mr. Eagle: 155,595; Dr. Feigal: 10,000; Mr. Floyd: 149,066; Mr. Kania: 29,999; Dr. Kelley: 174,872; Mr. Mahoney: 8,333; Mr. Meelia: 14,999; Dr. Stanski: 32,999; and all directors and executive officers as a group: 1,879,918.

(2)	This information is taken from a Schedule 13G/ A filed with the SEC on February 14, 2005.

(3)	This information is taken from a Schedule 13G filed with the SEC on February 10, 2005.

(4)	This information is taken from a Schedule 13G filed with the SEC on February 14, 2005 by FMR Corp. jointly with its affiliates, Edward C. Johnson III and Abigail Johnson. Of the 1,957,100 shares of common stock deemed beneficially owned, FMR Corp. reports sole voting power as to 169,240 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 1,957,100 shares of common stock. No one person’s interest in the 1,957,100 shares of common stock is more than 5% of the total outstanding common stock.

(5)	Includes 120,000 shares of common stock held by The Nassib G. Chamoun 1998 Irrevocable Trust, a trust for the benefit of Mr. Chamoun’s minor children. Mr. Chamoun disclaims beneficial ownership of all shares held in this trust.

(6)	Includes 25,000 shares of common stock held by Jeanne Warren Eagle as Trustee for the Trust for John Warren Eagle, of which Mr. Eagle disclaims beneficial ownership.

(7)	Includes 622,097 shares beneficially held by One Liberty Fund III, L.P. Mr. Kania, a director of Aspect, is a general partner of One Liberty Partners III, L.P., the sole general partner of One Liberty Fund III, L.P. Also includes 1,605 shares held by Mr. Kania’s minor children. Mr. Kania disclaims beneficial ownership of the shares held by One Liberty Fund III, L.P., except to the extent of his pecuniary interest in those shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2004, the reporting persons complied with all Section 16(a) filing requirements, other than the following late filings: each of Nassib Chamoun, J. Breckenridge Eagle, John Coolidge, Marc Davidson, Philip Devlin, Michael Falvey, William Floyd, Scott Kelley and Paul Manberg failed to timely file a Form 4 on October 19, 2004 to report the receipt of one share of common stock pursuant to an award made to all employees; David Feigal failed to timely file a Form 3 upon his initial election to the board of directors on December 16, 2004 and a Form 4 to report his receipt of a stock option grant to purchase 20,000 shares of common stock on December 16, 2004; Eliot Daley failed to timely file a Form 4 to report the sale of 25,081 shares of common stock on September 16, 2004; Edwin Kania failed to timely file a Form 4 to report the sale of 10,000 shares of common stock on December 17, 2004 by One Liberty Fund III, L.P., Mr. Kania is the general partner of One Liberty Partners III, L.P., which serves as the general partner of One Liberty Fund III, L.P.

PROPOSAL ONE — ELECTION OF DIRECTORS

      We have a classified board of directors consisting of eight members: three Class I Directors, three Class II Directors and two Class III Directors. At each Annual Meeting of Stockholders, one class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. Based on the recommendation of the Corporate Governance and Nominating Committee, the board of directors has nominated Boudewijn L.P.M. Bollen, J. Breckenridge Eagle and Edwin M. Kania to serve as Class II directors. The persons named in the enclosed proxy card will vote to elect, as Class II Directors, Boudewijn L.P.M. Bollen, J. Breckenridge Eagle and Edwin M. Kania, the three director nominees, unless the proxy card is marked otherwise. Each Class II Director will be elected to hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified.

      If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

      For each member of our board of directors, including those who are nominees for election as Class II Directors, there follows information given by each concerning his age and length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly-held companies of which he serves as a director.

      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation

      Our board of directors believes that the election of Boudewijn L.P.M. Bollen, J. Breckenridge Eagle and Edwin M. Kania to serve as Class II directors is in the best interests of Aspect Medical Systems, Inc. and our stockholders and, therefore, the board of directors unanimously recommends that the stockholders vote FOR the nominees.

Nominees for Term Expiring at the 2008 Annual Meeting (Class II Directors)

Boudewijn L.P.M. Bollen, age 58, became a director in 1998.

      Boudewijn L.P.M. Bollen joined Aspect as a director in 1998. Since January 2002 and from June 1998 to October 1998, Mr. Bollen served as President of International Operations of Aspect. From October 1998 to January 2002, he was a self-employed consultant. From 1986 to 1998, Mr. Bollen held several positions with Mallinckrodt, Inc., a specialty chemicals and healthcare company, and predecessor entities, including Executive Vice President for Worldwide Sales, Service and Distribution, Vice President of European Sales and Marketing and Vice President and Managing Director for Europe. From 1981 to 1986, Mr. Bollen served as Vice President of Marketing and Sales in Europe for Bentley Laboratories, Inc., a manufacturer of specialized monitoring and medical equipment.

J. Breckenridge Eagle, age 55, served as a director from 1988 to 1991 and from 1996 to the present.

      J. Breckenridge Eagle joined Aspect as a director in 1988 and served in that position until 1991. He became a director again in 1996 and has served as Chairman of the board of directors since that date. Mr. Eagle served as President and Chief Operating Officer of Aspect in 1996 and as a consultant to Aspect in 1995. From 1989 to 1995, he was President of ECS, Inc., a medical practice management company, which he founded in 1989. From 1981 to 1988, Mr. Eagle was Chief Financial Officer, Vice President and General Manager of The Health Data Institute, Inc., a health care services company, which he co-founded.

Edwin M. Kania, age 47, became a director in 1995.

      Edwin M. Kania joined Aspect as a director in 1995. Since December 2000, Mr. Kania has served as Senior Managing Director and Chairman of Flagship Ventures, a venture capital firm, which operates One Liberty Ventures, a venture capital fund. Mr. Kania was a founding general partner and has served as a managing partner of One Liberty Ventures since 1995. Previously, he was a general partner at Morgan Holland Ventures, a predecessor entity of One Liberty Ventures, which he joined in 1985. Mr. Kania also serves as a director of Exact Sciences Corporation.

Directors Whose Term Expires at the 2006 Annual Meeting (Class III Directors)

Nassib G. Chamoun, age 42, became a director in 1987.

      Nassib G. Chamoun is a founder of Aspect and has served as a director since 1987. Mr. Chamoun has served as President of Aspect since 1996 and Chief Executive Officer since 1995. He also served as Chairman of the board of directors from 1987 to 1996 and as Chief Scientific Officer from 1991 to 1995. Prior to 1995, Mr. Chamoun also served as our President and Chief Executive Officer at various times since founding Aspect in 1987. From 1984 to 1987, Mr. Chamoun was a fellow in cardiovascular physiology at the Lown Cardiovascular Laboratory of the Harvard School of Public Health.

James J. Mahoney, Jr., age 61, became a director in 2003.

      James J. Mahoney, Jr. joined Aspect as a director in March 2003. Since January 2004, Mr. Mahoney has served as President and has managed The Mahoney Group, an investment firm. Mr. Mahoney is a founding partner and principal of HLM Management Company, a private equity firm that invests in small entrepreneurially managed growth stocks and in privately-held venture capital backed companies. From January 1999 to March 2002, Mr. Mahoney managed HLM Management Company’s venture capital program and, from April 2002 to April 2004, he acted as a consultant to HLM Management Company. From 1984 to December 1998, Mr. Mahoney co-managed the stock and venture capital portfolios of, and served as Chief Investment Officer of, HLM Management Company. Mr. Mahoney currently serves as advisor to Trellis Partners and Bariston Partners, each of which is an investment firm.

Directors Whose Term Expires at the 2007 Annual Meeting (Class I Directors)

David W. Feigal, Jr., M.D., M.P.H., age 55, became a director in 2004.

      David W. Feigal, Jr. joined Aspect as a director in December 2004. In May 2004, Dr. Feigal joined NDA Partners LLC, a firm that consults with biopharmaceutical and medical device businesses on product development matters, where he advises mid-stage device and biopharmaceutical companies about clinical and regulatory strategies, product development and design and the introduction of innovative technologies. Dr. Feigal spent 12 years, from 1992 to April 2004, at the United States Food and Drug Administration where he served in director level positions for the Center for Devices and Radiological Health, the Center for Biologics Evaluation and Research, and the Center for Drug Evaluation and Research. Since 2004, Dr. Feigal has also served as a Research Professor at the Arizona Biodesign Center at Arizona State University. Dr. Feigal was a member of the World Health Organization’s Global Program on AIDS and has held faculty appointments at the University of California, San Francisco and the University of California, San Diego schools of medicine.

Richard J. Meelia, age 56, became a director in 2001.

      Richard J. Meelia joined Aspect as a director in 2001. Mr. Meelia has served as President and Chief Executive Officer of Tyco Healthcare Group, a medical products company, since July 1995. From 1991 to 1995, he served as President of Kendall Healthcare Products, a medical products company.

Donald R. Stanski, M.D., age 55, became a director in 1996.

      Donald R. Stanski joined Aspect as a director in 1996. Dr. Stanski has been a professor of anesthesia at Stanford University since 1979 and is an anesthesiologist/clinical pharmacologist. Since January 2004,

Dr. Stanski has been on public service duty at the United States Food and Drug Administration as a Scientific Advisor for the Director, Center for Drug Evaluation and Research. Since April 2001, Dr. Stanski has also held the position of Chief Medical Officer at Rosa Pharmaceuticals, Inc., a pharmaceutical development company. He served as Chair of the Department of Anesthesia at Stanford University from 1992 to 1997. From July 1998 to June 2001, Dr. Stanski served as the Vice President of Scientific and Medical Programs for Pharsight Corporation, a company that assists in the development of therapeutic products.

Executive Officers of the Corporation

John Coolidge, age 44, became an executive officer in 2004.

      John Coolidge joined Aspect in May 1997 and has served as Vice President of Manufacturing since January 2001. Mr. Coolidge served as our Director of Manufacturing from May 1997 to January 2001. From 1995 to 1997, he served as Engineering Manager and was responsible for product development and manufacturing engineering management for the Interventional Vascular business of Medtronic, Inc., a medical technology company. From 1987 to 1995, Mr. Coolidge held a variety of engineering and manufacturing management positions at Johnson and Johnson Medical, Inc., a manufacturer and provider of health care products and services, the most recent of which was Business Unit Manager.

Marc Davidson, age 41, became an executive officer in 2004.

      Marc Davidson joined Aspect in December 1999 and has served as Vice President of Engineering since November 2001. Mr. Davidson served as our Director of OEM Engineering from December 1999 to November 2001. From 1985 through 1999, Mr. Davidson held a variety of marketing, engineering, sales and management positions at Hewlett-Packard Company, a manufacturer of computers and medical devices.

Philip H. Devlin, age 48, became an executive officer in 1994.

      Philip H. Devlin joined Aspect in 1990 and has served as Vice President and General Manager of Neuroscience since November 2001. From 1994 to November 2001, Mr. Devlin served as Vice President of Research and Development of Aspect, and from 1990 to 1994, he held the position of Director of Product Development of Aspect. From 1984 to 1985 and from 1986 to 1990, Mr. Devlin served as Software Engineer and Manager of Software Engineering at Lifeline Systems, Inc., a medical products and communications company. From 1980 to 1984, he held the position of Chief Biomedical Engineer at Beth Israel Hospital in Boston, Massachusetts and from 1985 to 1986, he served as Technical Marketing Engineer in the Medical Product Group of Hewlett-Packard Company, a manufacturer of computers and medical devices.

Michael Falvey, age 46, became an executive officer in 2004.

      Michael Falvey joined Aspect in March 2004. In February 2005, Mr. Falvey was appointed Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Falvey served as Vice President, Finance from March 2004 until his appointment as Vice President, Finance and Chief Financial Officer. From August 2003 to March 2004, Mr. Falvey was a self-employed consultant. From 1999 to July 2003, Mr. Falvey served as Vice President, Finance for Millennium Pharmaceuticals, a biopharmaceutical company. From 1991 to 1999, he held financial management positions at Fidelity Investments, an investment management company. From 1988 to 1991, he held financial management positions at Digital Equipment Corporation, a manufacturer of computers, and from 1982 to 1986, he held various financial positions at General Electric, a diversified industrial company.

William Floyd, age 48, became an executive officer in 2001.

      William Floyd joined Aspect in May 2001 and has served as Vice President of Sales and Marketing since September 2002. Mr. Floyd served as Vice President of Marketing from May 2001 to September 2002. From May 2000 to May 2001, Mr. Floyd was Principal of Casco Scientific, LLC, a medical device consulting group. From 1992 to 2000, Mr. Floyd held a variety of positions with Boston Scientific Corporation, a manufacturer of medical devices, the most recent of which was Vice President of Marketing, Microvasive Division.

Scott D. Kelley, M.D., age 46, became an executive officer in 2000.

      Scott D. Kelley joined Aspect in July 2000 and has served as Vice President and Medical Director since that time. Prior to joining Aspect, Dr. Kelley served as an Associate Professor of Clinical Anesthesia and Director of Liver Transplant at the University of California, San Francisco Medical School from 1990 to 2000.

Paul J. Manberg, Ph.D., age 50, became an executive officer in 1991.

      Paul J. Manberg joined Aspect in 1991 and has served as Vice President of Clinical, Regulatory and Quality Assurance since 1991. From 1984 to 1990, Dr. Manberg held a variety of clinical research positions at Serono Laboratories, a pharmaceutical company, including Vice President, Research and Development. From 1979 to 1984, he was employed as a Clinical Research Scientist at Burroughs — Wellcome Company, a pharmaceutical company, and served as an Adjunct Research Scientist at the University of North Carolina.

      For additional information relating to our executive officers, see the disclosure regarding Messrs. Bollen, Chamoun and Eagle set forth under the heading “Election of Directors.” No arrangements or understandings exist between any executive officer and any other person pursuant to which such executive officer is to be selected as an executive officer.

      For information relating to shares of our common stock owned by each of our directors, our chief executive officer and our four most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth under the heading “Stock Ownership Information.”

CORPORATE GOVERNANCE

General

      We believe that good corporate governance is important to ensure that Aspect is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also considered the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the SEC and the listing standards of the Nasdaq Stock Market.

      Based on our review, in April 2004 we took steps to implement many of the new and proposed rules and to comply with the new listing standards. In particular, we adopted new charters for our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. We also adopted new corporate governance guidelines as well as a new code of business conduct and ethics, which applies to all of our officers, directors and employees. This section describes key corporate governance guidelines and practices that we have adopted.

Board Determination of Independence

      Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that none of Dr. Feigal, Mr. Kania, Mr. Mahoney, Mr. Meelia or Dr. Stanski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Candidates

      The process followed by our Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the board of directors.

      In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Corporate Governance and Nominating Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our corporate governance guidelines also provide that any director who reaches the age of 75 while serving as a director will retire from our board of directors effective at the end of his or her then current term. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

      Stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464. Assuming that appropriate biographical and background material has been provided on a timely basis, the Corporate Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next Annual Meeting of Stockholders.

      Stockholders also have the right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the board of directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in the proxy card for the next Annual Meeting of Stockholders.

Communicating with the Independent Directors

      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Corporate Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

      Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Corporate Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the board of directors should address such communications to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, MA 02464.

Board of Directors Meetings

      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. Our board of directors’ primary responsibility is to oversee the management of the company and, in doing so, serve the best interests of the company and its stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on Aspect. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

      During the fiscal year ended December 31, 2004, our board of directors met seven times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during the fiscal year ended December 31, 2004. In April 2004, we amended our corporate governance guidelines to provide that our directors will be encouraged to attend our Annual Meetings of Stockholders in the event that we believe that their attendance at those meetings is warranted. Two of our directors attended the 2004 Annual Meeting of Stockholders.

Board Committees

      The board of directors has established three standing committees — Audit, Compensation, and Corporate Governance and Nominating — each of which operates under a charter that has been approved by the board of directors. Current copies of each committee’s charter are posted on the “Investors” section of our website, www.aspectmedical.com.

      Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, and, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

     Audit Committee

      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm,

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from registered our public accounting firm,

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	discussing our risk management policies,

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns,

•	meeting independently with our registered public accounting firm and management, and

•	preparing the audit committee report required by SEC rules (which is included in this Proxy Statement).

      Our board of directors has determined that each of Mr. Mahoney (Chairman), Mr. Kania and Mr. Meelia, each a member of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met seven times during the fiscal year ended December 31, 2004.

     Compensation Committee

      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation,

•	determining our Chief Executive Officer’s compensation,

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of the our other executive officers,

•	overseeing an evaluation of our senior executives,

•	overseeing and administering our cash and equity incentive plans, and

•	reviewing and making recommendations to the board of directors with respect to director compensation.

      The current members of the Compensation Committee are Mr. Meelia (Chairman), Mr. Mahoney and Dr. Stanski. During the fiscal year ended December 31, 2004, the Compensation Committee consisted of Mr. Meelia, Mr. Kania and Dr. Stanski. On February 17, 2005, Mr. Kania stepped down from, and the board of directors elected Mr. Mahoney to, the Compensation Committee. The Compensation Committee met two times during the fiscal year ended December 31, 2004.

     Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors,

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees,

•	reviewing and making recommendations to the board of directors with respect to management succession planning,

•	developing and recommending to the board of directors corporate governance principles, and

•	overseeing evaluation of the board of directors.

      The current members of the Corporate Governance and Nominating Committee are Mr. Kania (Chairman), Dr. Feigal and Dr. Stanski. During the fiscal year ended December 31, 2004, the Corporate Governance and Nominating Committee consisted of Mr. Kania (Chairman), Mr. Mahoney and Mr. Meelia. On February 17, 2005, Messrs. Mahoney and Meelia stepped down from, and the board of directors elected Drs. Feigal and Stanski to, the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2004.

Report of the Audit Committee

      The Audit Committee of the board of directors is currently composed of three members and acts under a written charter. During the fiscal year ended December 31, 2004, the Audit Committee consisted of Mr. Kania, Mr. Mahoney and Mr. Meelia. Management is responsible for the preparation of the financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s registered public accounting firm is responsible for conducting an independent audit of the annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

      In response to the requirements of Section 404 of The Sarbanes-Oxley Act of 2002 and related rules and regulations, management completed the documentation, testing and evaluation of Aspect’s system of internal control over financial reporting for the year ended December 31, 2004. The Audit Committee provided oversight and guidance to management and financial personnel during the testing and evaluation process. In connection with this oversight, both management and the registered public accounting firm regularly provided updates to the Audit Committee at Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee for its review a report on the effectiveness of Aspect’s internal control over financial reporting. The Committee also reviewed the registered public accounting firm’s report included in the Annual Report on Form 10-K for the year ended December 31, 2004 related to their audit of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee will continue to oversee the efforts pertaining to internal control over financial reporting and management’s preparations for the evaluation of internal controls in the fiscal year ended December 31, 2005.

      The Audit Committee also reviews, evaluates and discusses with management, internal accounting and financial personnel and the registered public accounting firm our annual and quarterly financial statements and related disclosures.

      The Audit Committee has reviewed the audited financial statements for the fiscal year ended December 31, 2004, and has discussed these financial statements with management and the registered public accounting firm.

      The Audit Committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), or SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions,

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

      The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the registered public accounting firm their independence from Aspect.

      Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

James J. Mahoney, Jr. (Chairman)
Edwin M. Kania
Richard J. Meelia

Registered Public Accounting Firm’s Fees

      Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2003 and December 31, 2004. The following table summarizes the fees that Ernst & Young LLP billed to us for each of the last two fiscal years for audit services and for other services:

Fee Category	2004	2003

Audit Fees	$428,800	$233,000
Audit-Related Fees	$11,500	$11,000
Tax Fees	$38,100	$55,300
All Other Fees	$—	$—

Total Fees	$478,400	$299,300

     Audit Fees

      Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees

      Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits. None of the audit-related fees billed in 2004 and 2003 related to services provided under the de minimus exception to the audit committee pre-approval requirements.

     Tax Fees

      Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for $29,200 of the total tax fees paid for 2004 and $27,100 of the total tax fees paid for 2003. Tax advice and tax planning services relate to assistance with tax audits and appeals and employee benefit plans. None of the tax fees billed in 2004 and 2003 related to services provided under the de minimus exception to the audit committee pre-approval requirements.

     All Other Fees

      We did not incur any fees that may be classified as “All Other Fees” during 2004 or 2003.

      The percentage of hours expended by Ernst & Young LLP on the audit of our financial statements for the fiscal year ended December 31, 2004 attributed to work performed by persons other than Ernst & Young LLP’s full-time, permanent employees did not exceed fifty percent.

     Pre-Approval Policy and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that Aspect will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to Aspect by its registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee may also delegate to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to Aspect by its registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Compensation of Directors

      We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors. Non-employee directors also receive:

•	a $10,000 annual retainer,

•	an $8,000 annual retainer for service as chair of the Audit Committee,

•	a $4,000 annual retainer for service as chair of the Compensation Committee,

•	a $4,000 annual retainer for service as chair of the Corporate Governance and Nominating Committee,

•	$1,500 for each board meeting attended in person,

•	$500 for each board meeting attended by telephone,

•	$1,000 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended in person, and

•	$500 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended by telephone.

      No director who also serves as an employee receives compensation for services rendered as a director. We currently have five non-employee directors on our board of directors: Dr. Feigal, Mr. Kania, Mr. Mahoney, Mr. Meelia and Dr. Stanski.

      In addition, our non-employee directors are eligible to receive non-statutory stock options under our 1998 Director Stock Option Plan. Our 1998 Director Stock Option Plan was initially adopted by our board of directors and stockholders in February 1998 and was subsequently amended in December 1999 to increase the number of shares of common stock authorized under the plan from 100,000 to 200,000 shares. Under the 1998 Director Stock Option Plan, each non-employee director is eligible to receive a non-statutory stock option to purchase 10,000 shares of common stock on the date of his or her election to the board of directors. The Plan also authorizes each non-employee director to receive a non-statutory stock option to purchase 5,000 shares of our common stock on the date of each annual meeting of stockholders.

      All options granted pursuant to our 1998 Director Stock Option Plan to directors upon their initial election to our board of directors are exercisable as to 50% of the shares underlying such option immediately upon such director’s election and the remainder are exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the optionee continues to serve as a director on each such anniversary of the grant date. All options granted pursuant to our 1998 Director Stock Option Plan to directors serving as directors on the date of our annual meeting are exercisable in three equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the optionee continues to serve as a director on each such anniversary of the grant date.

      Pursuant to our 1998 Director Stock Option Plan, during the fiscal year ended December 31, 2004, we granted stock options to purchase shares of our common stock as follows:

	Number of
	Shares
	Underlying	Exercise
Name	Options	Price	Grant Date

Mr. Kania	5,000	$15.16	5/25/04
Mr. Mahoney	5,000	15.16	5/25/04
Mr. Meelia	5,000	15.16	5/25/04
Dr. Stanski	5,000	15.16	5/25/04
Dr. Feigal	10,000	23.62	12/16/04

      The exercise prices for the foregoing option grants were equal to the fair market value of our common stock, as reported on the Nasdaq National Market on the date of grant.

      In November 2004, our board of directors, upon the recommendation of the Compensation Committee, determined to increase the option award made to each non-employee director (i) on the date of each annual meeting from an option to purchase 5,000 shares of common stock to an option to purchase 7,500 shares of common stock, provided such director had then served at least six months, and (ii) on the date of his or her election to the board of directors from an option to purchase 10,000 shares of common stock to an option to purchase 20,000 shares of common stock. Accordingly, on December 16, 2004, in addition to the award made to Dr. Feigal pursuant to the 1998 Director Option Plan, described above, we also granted a stock option pursuant to our 2001 Stock Incentive Plan to Dr. Feigal to purchase 10,000 shares of our common stock. The exercise price for this option was $23.62 per share, which is equal to the fair market value of our common stock, as reported on the Nasdaq National Market on the date of grant.

      Subject to stockholder approval of Proposal Two at the 2005 Annual Meeting of Stockholders, the 1998 Director Stock Option Plan will be amended, restated and renamed the Amended and Restated 1998 Director Equity Incentive Plan. For a description of our proposed Amended and Restated 1998 Director Equity Incentive Plan, please see “Proposal Two — Approval of the Amended and Restated 1998 Director Equity Incentive Plan” beginning on page 22.

      For a description of our 2001 Stock Incentive Plan, please see “Proposal Three — Approval of Amendment of 2001 Stock Incentive Plan” beginning on page 25.

Certain Relationships and Related Transactions

      On April 7, 2004, we entered into a stock purchase agreement with Boston Scientific Corporation pursuant to which we agreed to issue and sell to Boston Scientific Corporation an aggregate of 500,000 shares of our common stock at a purchase price of $16.21 per share. We completed the sale of the 500,000 shares of our common stock on June 8, 2004 which resulted in gross cash proceeds to us of approximately $8.1 million. As of December 31, 2004, Boston Scientific Corporation held approximately 23.9% of our outstanding common stock.

      During 2004, Mr. Chamoun paid to us $716,340, which represented the remaining outstanding principal and all accrued interest due and owing under various loans made by us to Mr. Chamoun in 1998, 2000 and 2001. Currently, there are no outstanding loans due to us from Mr. Chamoun.

      We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors, and

•	on terms no less favorable to us than could be obtained from unaffiliated third parties.

      For executive officer compensation and option exercise information, see “Information About Executive Compensation — Compensation of Executive Officers” and “Information About Executive Compensation — Report of the Compensation Committee.”

INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation of Executive Officers

      Summary Compensation Table. The following table sets forth certain information concerning annual and long-term compensation for services rendered to us for the fiscal years ended December 31, 2004, 2003 and 2002, by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004, whom we collectively refer to as our named executive officers.

SUMMARY COMPENSATION TABLE

								Long-Term
								Compensation

								Awards
		Annual Compensation
								Number of
	Fiscal					Other Annual		Securities	All Other
Name and Principal Position	Year	Salary		Bonus		Compensation($)		Underlying Options	Compensation

Nassib G. Chamoun	2004	$250,000		$203,156		—		100,000	—
Chief Executive Officer	2003	$250,000		$200,000		—		56,250	—
and President	2002	$250,000		$262,500		—		95,000	—
Boudewijn L.P.M. Bollen	2004	$359,136	(1)	$155,436	(1)	$6,025	(2)	30,000	$31,555	(3)
President of International	2003	$326,114	(1)	$150,000	(1)	$2,870	(2)	42,500	$37,053	(3)
Operations	2002	$249,614	(1)	$120,000	(1)	$2,241	(2)	140,000	$25,382	(3)
J. Neal Armstrong	2004	$215,000		$145,595				27,500
Vice President, Investor	2003	$215,000		$150,000		—		22,500	—
Relations(4)	2002	$215,000		$125,000		—		45,000	—
Scott D. Kelley, M.D.	2004	$205,000		$133,294				30,000	—
Vice President and	2003	$205,000		$125,000		—		33,750	—
Medical Director	2002	$205,000		$80,000		$14,019	(5)	52,500	—
William Floyd	2004	$185,000		$170,252		—		30,000	—
Vice President of Sales	2003	$185,000		$149,500		—		38,750	—
and Marketing	2002	$185,000		$92,500		—		70,000	—

(1)	All of Mr. Bollen’s compensation was paid by us in euros and the amounts reported reflect the conversion of Mr. Bollen’s compensation using the average exchange rate of euros to U.S. dollars during the fiscal year reported. For each of fiscal years ended December 31, 2004 and 2003, Mr. Bollen’s salary was €288,000 and for the fiscal year ended December 31, 2002, his salary was €277,000. Mr. Bollen’s bonus is determined in U.S. dollars.

(2)	Reflects the amount contributed by us to Mr. Bollen’s privately paid medical insurance plan.

(3)	Consists of the amount we paid for Mr. Bollen’s pension benefits.

(4)	Mr. Armstrong served as our Vice President, Chief Financial Officer, Secretary and Treasurer until February 9, 2005.

(5)	Reflects amount of indebtedness forgiven on October 31, 2002 pursuant to the terms of the loan agreement that we entered into with Dr. Kelley on October 31, 2000. This loan is no longer outstanding.

      Option Grants Table. The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to the named executive officers during the fiscal year ended December 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to			Appreciation For
	Underlying	Employees	Exercise		Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)(1)	Year(2)	($/Share)	Date	5%($)	10%($)

Nassib G. Chamoun	100,000	9.7	$15.66	2/3/2014	$984,849	$2,495,801
Boudewijn L.P.M. Bollen	30,000	2.9	$15.66	2/3/2009	$295,455	$748,740
J. Neal Armstrong	27,500	2.7	$15.66	2/3/2014	$270,833	$686,345
Scott D. Kelley, M.D.	30,000	2.9	$15.66	2/3/2014	$295,455	$748,740
William Floyd	30,000	2.9	$15.66	2/3/2014	$295,455	$748,740

(1)	We granted these stock options on February 4, 2004. One-eighth of the shares of common stock underlying each of these stock options is exercisable six months after the date of grant, and the remaining stock options vest monthly thereafter over a forty-two month period. Each option has an exercise price equal to the fair market value per share of our common stock on the date of grant.

(2)	During the fiscal year ended December 31, 2004, we granted stock options to purchase an aggregate of 1,031,750 shares of our common stock to our employees, including our executive officers.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercise and the future performance of our common stock.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2004 and the number and value of unexercised options held as of December 31, 2004 by the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-The-Money Options
	Shares Acquired	Value	at Fiscal Year-End(#)	at Fiscal Year-End($)(2)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Nassib G. Chamoun	7,243	$139,784	338,688/129,374	$4,875,024/$1,670,117
Boudewijn L.P.M. Bollen	59,844	$929,347	115,260/87,396	$1,569,322/$1,247,161
J. Neal Armstrong	0	0	227,292/38,125	$3,553,504/$579,156
Scott D. Kelley, M.D.	8,125	$176,069	166,564/61,561	$1,462,599/$889,936
William Floyd	33,340	$519,703	132,755/82,655	$1,677,867/$1,221,401

(1)	Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)	Value is based on the difference between the closing sale price per share of our common stock on the Nasdaq National Market on December 31, 2004, the last trading day of the fiscal year ended

December 31, 2004 ($24.46), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2004 about the securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 1998 Stock Incentive Plan, our 1998 Director Stock Option Plan, our Amended and Restated 1991 Stock Option Plan and our 1999 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))(1)

Equity compensation plans approved by stockholders	1,514,473	$11.20	2,567,676
Equity compensation plans not approved by stockholders	—	—	—

Total	1,514,473	$11.20	2,567,676

(1)	Includes 2,295,678 shares of our common stock issuable under our 2001 Stock Incentive Plan, 49,163 shares of our common stock issuable under our 1998 Stock Incentive Plan, 70,002 shares of our common stock issuable under our 1998 Director Stock Option Plan, 32,481 shares of our common stock issuable under our Amended and Restated 1991 Stock Option Plan and 120,352 shares of our common stock issuable under our 1999 Employee Stock Purchase Plan.

Report of the Compensation Committee

      Our executive compensation program is administered by the Compensation Committee which is currently composed of three members. During the fiscal year ended December 31, 2004, the Compensation Committee consisted of Mr. Kania, Mr. Meelia and Dr. Stanksi. On February 17, 2005, Mr. Kania stepped down from, and the board of directors elected Mr. Mahoney to, the Compensation Committee.

      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives in this competitive and rapidly changing industry and thereby maximize stockholder returns. The Compensation Committee establishes compensation policies for the president and chief executive officer, Mr. Chamoun; the chairman of the board of directors, Mr. Eagle; and our chief financial officer, currently Mr. Falvey and, until his resignation from such position on February 9, 2005, Mr. Armstrong. In addition, Mr. Chamoun recommends compensation packages for the remaining executive officers for determination by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by our full board of directors.

      This report is submitted by the Compensation Committee and addresses the compensation policies for the fiscal year ended December 31, 2004 as they affected Mr. Chamoun and our other executive officers.

Compensation Philosophy

      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

•	Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

•	Sustained Performance

Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.

      In evaluating each executive officer’s performance, we generally conform to the following process:

•	business and individual goals and objectives are set for each performance cycle,

•	at the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his contributions to Aspect are evaluated,

•	the executive’s performance is then compared with peers within Aspect and the results are communicated to the executive, and

•	the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

      Annual compensation for our executives generally consists of three elements: salary, bonus and equity based awards.

      Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Aspect as a whole or of a business group of Aspect,

•	continued innovation in development and commercialization of our technology,

•	timely development, regulatory approval and commercial introduction of new products or processes or expanded uses of existing products,

•	development and implementation of successful marketing and commercialization strategies, and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.

      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-

determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Base salaries for our executive officers did not increase for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003.

      Bonuses totaling $1,542,200 were paid to our executive officers for the fiscal year ended December 31, 2004.

      Compensation for executive officers also includes the long-term incentives afforded by stock options and restricted stock awards. Our equity compensation program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of equity awards is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options and restricted stock awards with monthly vesting or forfeiture schedules over a four-year period (however, the options may not be exercised and the restrictions on restricted stock awards do not lapse during the first six months after they are granted) to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2004, we granted stock options to purchase an aggregate of 521,000 shares of our common stock to executive officers at a weighted average exercise price of $15.48 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2004 were granted at fair market value on the date of grant.

      Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods permitted under the purchase plan.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We generally seek to structure the performance-based portion of the compensation of our executive officers, which currently consists solely of stock option grants and restricted stock awards, in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions. There can be no assurance that compensation attributable to stock options granted under our stock incentive plans will be exempt from Section 162(m) as qualifying performance-based compensation. In addition, the Compensation Committee has the authority to authorize compensation payments that may be subject to the limit where the Compensation Committee believes that such payments are appropriate and in the best interests of Aspect and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

Mr. Chamoun’s 2004 Compensation

      Mr. Chamoun is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Chamoun’s annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

      Mr. Chamoun’s salary was $250,000 for the fiscal year ended December 31, 2004. Mr. Chamoun received a bonus of $203,156 in February 2005 for his performance during the fiscal year ended December 31, 2004. In determining Mr. Chamoun’s compensation, the Compensation Committee considered:

•	The first full year of profitability for the Company in 2004,

•	The increase in worldwide revenues in 2004 of 26% as compared to 2003 worldwide revenues,

•	The increase in worldwide monitor and module unit sales of 16% as compared to 2003 worldwide monitor and module unit sales,

•	The completion of the sale of shares of common stock to Boston Scientific in June 2004 resulting in proceeds to Aspect of approximately $8.1 million,

•	Other successes, including:

•	Publication of awareness data,

•	Designation of Aspect as small company medical device manufacturer of the year by Medical Device and Diagnostic Magazine, and

•	successful marketing efforts by Aspect following clearance in late 2003 by the United States Food and Drug Administration of an awareness indication for BIS monitoring.

Compensation Committee

Richard J. Meelia (Chairman)
James J. Mahoney, Jr.
Donald R. Stanski, M.D.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during the fiscal year ended December 31, 2004 were Messrs. Kania and Meelia and Dr. Stanski. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2004, or formerly, an officer or employee of Aspect or any subsidiary of Aspect. No member of the Compensation Committee had any relationship with us during the fiscal year ended December 31, 2004 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Comparative Stock Performance Graph

      The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on January 28, 2000, the date on which our common stock was first publicly traded, and plotted at the end of the last trading day of the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004, in each of (i) our common stock, (ii) the Nasdaq National Market Index of U.S. Companies and (iii) the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Index, which we refer to as the Nasdaq Medical Devices Index.

		NASDAQ	NASDAQ
Measurement Period	Aspect Medical	National	Medical
(Fiscal Year Covered)	Systems, Inc.	Market Index	Devices Index

1/28/00	$100.00	$100.00	$100.00
12/29/00	$30.53	$63.41	$102.99
12/31/01	$35.40	$50.30	$112.46
12/31/02	$12.00	$34.78	$91.93
12/31/03	$40.47	$52.00	$134.35
12/31/04	$86.58	$56.59	$156.98

PROPOSAL TWO — APPROVAL OF THE AMENDED AND RESTATED 1998 DIRECTOR EQUITY INCENTIVE PLAN

General

      In the opinion of our board of directors, our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating non-employee directors with experience and ability by providing these directors with equity ownership opportunities and thereby better aligning the interests of these directors with those of our stockholders. Under our 1998 Director Stock Option Plan, we are currently authorized to grant options to purchase up to an aggregate of 200,000 shares of our common stock to our non-employee directors. As of April 8, 2005, there were 70,002 shares available for future grant under our 1998 Director Stock Option Plan and five non-employee directors were eligible to receive equity awards under the 1998 Director Stock Option Plan.

      On April 21, 2005, our board of directors approved the Amended and Restated 1998 Director Equity Incentive Plan, which we refer to as the 1998 Director Plan, which amends, restates, renames and supersedes our 1998 Director Stock Option Plan, and, among other things:

•	increases from 200,000 to 350,000 the number of shares of our common stock available for issuance under the 1998 Director Plan (subject to adjustment for certain changes in our capitalization),

      • permits restricted stock awards and other stock-based awards to be granted pursuant to this plan, and

•	eliminates the automatic award of a fixed number of options to purchase shares of our common stock upon initial election and subsequent re-election to our board of directors and, in lieu of such automatic awards, permits the board discretion in determining the timing, type of award and number of shares issuable pursuant to awards granted under this plan.

The effectiveness of the 1998 Director Plan is subject to the approval of our stockholders. If the 1998 Director Plan is not approved, the 1998 Director Stock Option Plan will remain in effect in its current form.

Summary of the 1998 Director Plan

      The following summary of our 1998 Director Plan is qualified in its entirety by reference to the 1998 Director Plan, a copy of which is attached to this Proxy Statement as Appendix A, and may also be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of our 1998 Director Plan may be obtained upon written or oral request to Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000.

     Description of Awards

      Our 1998 Director Plan provides for the grant of non-statutory stock options, restricted stock awards and other stock-based awards, which are collectively referred to as “awards”.

      Non-statutory Stock Options. Our 1998 Director Plan provides for the grant of non-statutory stock options not entitled to special tax treatment under Section 422 of the Code. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to the other terms and conditions that are set forth in the stock option agreement evidencing the option grant. Options are granted at an exercise price that is equal to the fair market value per share of our common stock on the date of grant. The 1998 Director Plan permits our board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check, by delivery to us of a promissory note, by delivery to us of such other lawful consideration as the board may determine, or by any combination of these forms of payment.

      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

      Other Stock-Based Awards. Under our 1998 Director Plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine.

     Eligibility to Receive Awards

      Our directors who are not our full-time employees or full-time employees of any of our subsidiaries, are eligible to receive awards under our 1998 Director Plan.

     Plan Benefits

      As of April 1, 2005, our five non-employee directors were eligible to receive awards under our 1998 Director Plan. The granting of awards under our 1998 Director Plan is discretionary, and we cannot now determine the number or type of awards that may be granted in the future to a particular director. During the fiscal year ended December 31, 2004, we granted to our non-employee directors options pursuant to our 1998 Director Stock Option Plan to purchase an aggregate of 30,000 shares of our common stock at a weighted-average exercise price of $17.98 per share. On April 19, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $23.59.

     Administration

      Our 1998 Director Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to our 1998 Director Plan and to interpret the provisions of our 1998 Director Plan. Subject to any applicable limitations contained in our 1998 Director Plan, our board of directors determines:

•	the number of shares of our common stock covered by options and the dates upon which these options become exercisable,

•	the duration of options, and

•	the number of shares of our common stock subject to any restricted stock award or other stock based award and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.

      Our board of directors is required to make appropriate adjustments to the number and class of securities available under our 1998 Director Plan, the number and class of securities and exercise price of outstanding options, the purchase price per share subject to outstanding restricted awards and the per share related provisions of any other stock based award to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

      If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by that award will again be available for grant under our 1998 Director Plan.

     Acquisition Events and Change in Control Events

      In the event of a merger or other acquisition event, as defined in the 1998 Director Plan, the board of directors is authorized to provide for outstanding options to be assumed or substituted for, if such options are not assumed or substituted for, to accelerate the awards to make them fully exercisable upon consummation of the acquisition event, or to provide for a cash-out of any outstanding options. In addition, in such an acquisition event, our repurchase and other rights under each outstanding restricted stock award shall inure to the benefit of our successor and shall apply to the cash, securities or other property into which our common stock is converted. Upon the occurrence of a change of control event, as defined in the 1998 Director Plan, all options then outstanding will automatically become immediately exercisable in full and the restrictions and conditions on all other awards then outstanding shall automatically be deemed terminated or satisfied. The board of directors may specify the effect of any acquisition event or change of control event with respect to any other award at the time such award is granted.

     Amendment or Termination

      Our board of directors may amend, suspend or terminate our 1998 Director Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval will become effective when adopted by our board of directors.

Federal Income Tax Consequence

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under our 1998 Director Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensa-

tion. Subject to stockholder approval of the 1998 Director Plan, no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

      Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under our 1998 Director Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income.

Recommendation of the Board of Directors

      The board of directors unanimously recommends that the stockholders vote FOR the approval of the Amended and Restated 1998 Director Equity Incentive Plan.

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN

Overview

      In the opinion of our board of directors, the future success of Aspect depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under our 2001 Stock Incentive Plan, we are currently authorized to grant options to purchase up to an aggregate of 4,000,000 shares of our common stock to our officers, directors, employees, consultants and advisors. As of April 8, 2005, there were 2,295,678 shares available for future grant under our 2001 Stock Incentive Plan.

      On April 21, 2005, our board of directors adopted an amendment to our 2001 Stock Incentive Plan that revised the treatment of options and restricted stock awards upon an acquisition event or a change in control event of Aspect as described below under “— Acquisition Events and Change of Control Events.” In addition, the amendment provides that no award granted pursuant to the 2001 Stock Incentive Plan shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board provides otherwise. The effectiveness of the amendment to our 2001 Stock Incentive Plan is subject to the approval of our stockholders. If the amendment to our 2001 Stock Incentive Plan is not approved, the 2001 Stock Incentive Plan will remain in effect in its current form.

Summary of the 2001 Plan

      The following summary of our 2001 Stock Incentive Plan is qualified in its entirety by reference to our 2001 Stock Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement, and may also be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of our 2001 Stock Incentive Plan may be obtained upon written or oral request to Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000.

     Description of Awards

      Our 2001 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards and other stock-based awards, which are collectively referred to as “awards.”

      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to the other terms and conditions that are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Aspect or any future parent or subsidiary corporations). Our 2001 Stock Incentive Plan permits our board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of our common stock, by delivery to us of a promissory note, or by any combination of these forms of payment.

      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for that award.

     Eligibility to Receive Awards

      Employees, officers, directors, consultants and advisors of Aspect and our subsidiaries (and any individuals who have accepted an offer of employment with us), are eligible to be granted awards under our 2001 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of Aspect or our subsidiary corporations. The maximum number of shares with respect to which an award may be granted to any participant under the plan may not exceed 250,000 shares per calendar year.

     Plan Benefits

      As of April 1, 2005, approximately 231 persons were eligible to receive awards under our 2001 Stock Incentive Plan, including our eleven executive officers and five non-employee directors. The granting of awards under our 2001 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of awards granted in the future to a particular person or group of persons. During the fiscal year ended December 31, 2004, pursuant to our 2001 Stock Incentive Plan, we granted stock options to:

•	our current non-employee directors to purchase 10,000 shares of common stock at an exercise price of $23.62,

•	our named executive officers to purchase the number of shares set forth following such named executive officer’s name: Mr. Armstrong: 27,500; Mr. Bollen: 30,000; Mr. Chamoun: 100,000; Mr. Floyd: 30,000 and Dr. Kelley: 30,000, the weighted average exercise price of these options is $15.66 per share,

•	executive officers to purchase an aggregate of 273,500 shares of common stock at a weighted average exercise price of $15.32 per share, and

•	all employees, including all current officers who are not executive officers, to purchase an aggregate of 500,750 shares of common stock at a weighted average exercise price of $15.65 per share.

      All grants to our executive officers were made under our 2001 Stock Incentive Plan. The exercise prices for all of these option grants were equal to the fair market value of our common stock on the respective grant dates.

      On April 19, 2005, the closing price of our common stock on the Nasdaq National Market was $23.59.

     Administration

      Our 2001 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to our 2001 Stock Incentive Plan and to interpret the provisions of our 2001 Stock Incentive Plan. Pursuant to the terms of our 2001 Stock Incentive Plan, our board of directors may delegate authority under the plan to one or more committees of our board of directors. Our board of directors has authorized our Compensation Committee to administer certain aspects of our 2001 Stock Incentive Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in our 2001 Stock Incentive Plan, our board of directors, the Compensation Committee or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which these options become exercisable,

•	the exercise price of options,

•	the duration of options, and

•	the number of shares of our common stock subject to any restricted stock award and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.

      Our board of directors is required to make appropriate adjustments to the number and class of securities available under our 2001 Stock Incentive Plan, the number and class of and exercise price of outstanding options and the repurchase price per share subject to outstanding restricted stock awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

      If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by that award will again be available for grant under our 2001 Stock Incentive Plan subject, however, in the case of incentive stock options, to any limitations under the Code.

     Acquisition Events and Change in Control Events

      Pursuant to the proposed amendment our 2001 Stock Incentive Plan, in the event of a merger or other acquisition event, as defined in the 2001 Stock Incentive Plan, the board of directors is authorized to provide for outstanding options to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event, if such options are not assumed or substituted for, or to provide for a cash-out of any outstanding options. In addition, in such a acquisition event, our repurchase and other rights under each outstanding restricted stock award shall inure to the benefit of our successor and shall apply to the cash, securities or other property into which our common stock is converted.

      Upon the occurrence of a change of control event, as defined in the 2001 Stock Incentive Plan,

•	options held by our chief executive officer shall fully accelerate and become exercisable 12 months following the occurrence of the change of control event, and the shares held by our chief executive officer pursuant to restricted stock awards shall fully accelerate and become free and clear of all conditions and restrictions on the date which is 12 months following the occurrence of the change in control event,

•	options held by our executive officers (other than our chief executive officer), which we refer to as senior management, fully accelerate and become exercisable 15 months following the occurrence of the change in control event, and the shares held by our senior management pursuant to restricted stock awards shall fully accelerate and become free and clear of all conditions and restrictions on the date which is 15 months following the occurrence of the change in control event, and

•	options held by our employees shall accelerate by one year upon the occurrence of the change of control event and the shares held by our employees pursuant to restricted stock awards shall accelerate and become free and clear of all conditions and restrictions by one year upon the occurrence of the change in control event.

      Notwithstanding the foregoing, if, on or prior to the one year anniversary of a change of control event, the chief executive officer’s or any non-senior management employee’s employment with us or our succeeding corporation is terminated by such participant for “good reason”, as defined in the 2001 Stock Incentive Plan, or is terminated by us without “cause”, as defined in the 2001 Stock Incentive Plan, all options held by such participant shall become immediately exercisable and the shares held by such participant with respect to restricted stock awards shall become free from all conditions and restrictions. If on or prior to the fifteen month anniversary of an acquisition event, any senior management employee’s employment with us or our succeeding corporation is terminated by such participant for “good reason” or is terminated by us without “cause”, all options held by such participant shall become immediately exercisable and the shares held by such participant with respect to restricted stock awards shall become free from all conditions and restrictions.

     Amendment or Termination

      No award may be made under our 2001 Stock Incentive Plan after March 18, 2011, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate our 2001 Stock Incentive Plan, except that no award designated as subject to Section 162(m) of the Code by our board of directors after the date of that amendment will become exercisable, realizable or vested (to the extent that amendment was required to grant that award) unless and until that amendment is approved by our stockholders.

Federal Income Tax Consequences

      The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under our 2001 Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Subject to stockholder approval of the amendment to the 2001 Stock Incentive Plan, no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Aspect or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board of Directors

      The board of directors unanimously recommends that the stockholders vote FOR the approval of the amendment to our 2001 Stock Incentive Plan.

PROPOSAL FOUR — RATIFICATION OF SELECTION

OF REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of our board of directors has selected the firm of Ernst & Young LLP as registered public accounting firm for the fiscal year ending December 31, 2005. Although stockholder approval of the Audit Committees’ selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Recommendation of the Board of Directors

      The board of directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP as Aspect’s registered public accounting firm for the fiscal year ending December 31, 2005.

OTHER MATTERS

      Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

      The cost of solicitation of proxies will be borne by Aspect. In addition to the solicitation of proxies by mail, officers and employees of Aspect may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, our Secretary receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares, our Secretary receives a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or the registered holder appears at the meeting and votes in person.

STOCKHOLDER PROPOSALS

      In order to be included in the proxy materials for our 2006 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, 141 Needham Street, Newton, Massachusetts 02464 no later than December 24, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

      If a stockholder wishes to present a proposal at our 2006 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent annual meeting. Assuming that our 2006 Annual Meeting of Stockholders is held on or after May 5, 2006 and on or before August 3, 2006 (as we currently anticipate), our By-laws would require notice to be provided to our Secretary at our principal executive offices no earlier than February 24, 2006 and no later than March 16, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

By Order of the Board of Directors,

MICHAEL FALVEY
Secretary

Newton, Massachusetts

April 26, 2005

      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

APPENDIX A

ASPECT MEDICAL SYSTEMS, INC.

AMENDED AND RESTATED 1998 DIRECTOR

EQUITY INCENTIVE PLAN

1.	Purpose.

      The purpose of this Amended and Restated 1998 Director Equity Incentive Plan (the “Plan”) of Aspect Medical Systems, Inc. (the “Company”) is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate outside directors of the Company by providing such directors with equity ownership opportunities and thereby better aligning the interests of such directors with those of the Company’s stockholders.

2.	Administration.

      The Plan will be administered by the Company’s Board of Directors (the “Board”). The Board shall have authority to grant Awards (as defined in Section 3) and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

3.	Participation in the Plan.

      Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company (“outside directors”) shall be eligible to receive options, restricted stock awards and other stock unit awards (each an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

4.	Stock Subject to the Plan.

      (a) The maximum number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), which may be issued under the Plan shall be 350,000 shares, subject to adjustment as provided in Section 9. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) All options (as defined in Section 5) granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

5.	Terms, Conditions and Form of Options.

      The Board may grant Options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements may contain terms and conditions in addition to but not inconsistent with those set forth in the Plan.

      (a) Option Exercise Price. The Option exercise price per share of Common Stock for each Option granted under the Plan shall equal (i) the last reported sales price per share of Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or such an exchange, the fair market value per share of Common Stock on the date of grant as determined by the Board (the “Fair Market Value”).

      (b) Board Action. The Board may at any time provide that any Options granted under the Plan become immediately exercisable in full or in part.

      (c) Termination. Each Option shall terminate, and may no longer be exercised, on the earlier of the date (i) 10 years after the date such Option was granted or (ii) 60 days after the Participant ceases to serve as a director of the Company; provided that, in the event a Participant ceases to serve as a director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the Option may be exercised within the period of 180 days following the date the Participant ceases to serve as a director (but in no event later than 10 years after the date such Option was granted) by the Participant or by the person to whom the Option is transferred by will, by the laws of descent and distribution, or by written notice pursuant to Section 5(e).

      (d) Exercise Procedure. An Option may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which the Option is exercised. Such payment may be made as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board;

(iii) by payment of such other lawful consideration as the Board may determine; or

(iv) any combination of the above permitted forms of payment.

      (e) Exercise by Representative Following Death of Director. A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the Participant’s death, shall acquire the right to exercise all or a portion of the Option. If the person or persons so designated wish to exercise any portion of the Option, they must do so within the term of the Option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.	Restricted Stock.

      (a) General. The Board may grant Awards entitling eligible outside directors to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

      (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price.

      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.	Other Stock-Based Awards.

      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

8.	Limitation of Rights.

      (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Participant as a director for any period of time.

      (b) No Stockholder Rights for Awards. No Participant nor a Designated Beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

9.	Adjustment to Common Stock.

      (a) In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

      (b) In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or Other Stock Unit Awards granted under the Plan at the time of grant.

10.	Modification, Extension and Renewal of Awards.

      The Board shall have the power to modify or amend outstanding Awards; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any Award previously granted without the consent of the Participant, or (ii) modify the number of shares of Common Stock subject to the Award (except as provided in Section 9).

11.	Acquisition and Change in Control Events

      (a) Definitions

(i) A “Acquisition Event” shall mean:

(A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; or

(B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(ii) A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (x) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on March 25, 2005 or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the

“Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

      (b) Effect on Options

(i) Acquisition Event. Upon the occurrence of a Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted Options shall become immediately exercisable in full upon the Acquisition Event. In the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event.

(ii) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

      (c) Effect on Restricted Stock Awards

(i) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(ii) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

      (d) Effect on Other Stock Unit Awards. The Board may specify in an Award at the time of grant the effect of an Acquisition Event and Change in Control Event on any Other Stock Unit Award.

12.	Amendment of the Plan.

      The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board.

13.	Withholding.

      Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

14.	Notice.

      Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

15.	Governing Law.

      The provisions of the Plan, all determinations made and actions taken pursuant hereto and all Options Restricted Stock Awards and Other Stock Unit Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

16.	Compliance with Code Section 409A.

      No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the code.

17.	Effective Date and Term of Plan.

      The Plan shall become effective on the date of approval by the stockholders of the Company. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

APPENDIX B

ASPECT MEDICAL SYSTEMS, INC.

AMENDMENT TO

2001 STOCK INCENTIVE PLAN

      The 2001 Stock Incentive Plan (the “2001 Stock Plan”) of Aspect Medical Systems, Inc. is hereby amended as follows:

      1. Section 7(c) of the 2001 Stock Plan is deleted in its entirety and a new Section 7(c) is inserted as follows:

      “(c) Acquisition and Change in Control Events

(1) Definitions

(a) An “Acquisition Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on March 25, 2005 or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c) “Good Reason” shall mean any reduction of 10% of more in the annual cash compensation payable to the Participant from and after such Change in Control (which in the case of sales personnel shall mean the average cash compensation paid to such Participant for the two calendar years immediately prior to such Change in Control), or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Acquisition Event or Change in Control Event.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(e) “CEO” shall mean the Chief Executive Officer of the Company.

(f) “Senior Management Employees” shall mean the executive officers of the Company who report directly to the CEO or the Board of Directors of the Company.

(g) “Non-Management Employees” shall mean all of the employees of the Company other than the CEO and the Senior Management Employees.

(2) Effect on Options

(a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company then (1)

(i) in the case of the CEO, all of such assumed or substituted options shall become exercisable in full upon the date which is 12 full months after the date of the Acquisition Event;

(ii) in the case of the Senior Management Employees, all of such assumed or substituted options shall become exercisable in full upon the date which is 15 full months after the date of the Acquisition Event; and

(iii) in the case of Non-Management Employees, the vesting of all of such assumed or substituted options shall be accelerated by one year such that (x) all of such assumed or substituted options which would have been exercisable upon the date which is 12 full months after the date of the Acquisition Event shall be immediately exercisable in full upon such Acquisition Event and (y) the remaining shares shall, after such Acquisition Event, continue to become vested in accordance with the vesting schedule set forth in such option but after giving effect to the acceleration of all vesting by one year;

and (2)

such assumed or substituted options shall become immediately exercisable in full if, on or prior to (i) the first anniversary of the date of the consummation of the Acquisition Event, in the case of the CEO and Non-Management Employees and (ii) the end of 15 full months after the Acquisition Event, in the case of Senior Management Employees, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, then (1)

(i) in the case of the CEO, all of such options shall become exercisable in full upon the date which is 12 full months after the date of the Change in Control Event;

(ii) in the case of the Senior Management Employees, all of such options shall become exercisable in full upon the date which is 15 full months after the date of the Change in Control Event; and

(iii) in the case of Non-management Employees, the vesting of all of such options shall be accelerated by one year such that (x) all of such assumed or substituted options which would have been exercisable upon the date which is 12 full months after the date of the Change in Control Event shall be immediately exercisable in full upon such Change in Control Event and (y) the remaining shares shall, after such Change in Control Event, continue to become vested in accordance with the vesting schedule set forth in such option but after giving effect to the acceleration of all vesting by one year;

and (2)

such options shall be immediately exercisable in full if, on or prior to (i) the first anniversary of the date of the consummation of the Change in Control Event, in the case of the CEO and Non-Management Employees and (ii) the end of 15 full months after the Change in Control Event, in the case of Senior Management Employees, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company,

(1) in the case of the CEO, the vesting schedule of all Restricted Stock Awards shall be accelerated so that all of the shares subject to the Restricted Stock Award shall become free and clear of all conditions and restrictions upon the date which is 12 full months after the date of the Change in Control Event;

(2) in the case of Senior Management Employees, the vesting schedule of all Restricted Stock Awards shall be accelerated so that all of the shares subject to the Restricted Stock Award shall be free and clear of all conditions and restrictions upon the date which is 15 full months after the date of the Change in Control Event;

(3) in the case of Non-Management Employees, the vesting schedule of all Restricted Stock Awards shall be accelerated by one year such that (i) all the shares subject to the Restricted Stock Award which would have been free and clear of all conditions and restrictions upon the date which is 12 full months after the date of Change in Control Event shall be immediately free and clear of all conditions and restrictions on the date of such Change in Control Event and (ii) all of the remaining shares subject to the Restricted Stock Award shall, after such Change in Control Event, continue to become free and clear of all conditions and restrictions in accordance with the vesting schedule set forth in such Restricted Stock Award but after giving effect to the acceleration of all vesting by one year.

(4) In addition, each such Restricted Stock Award shall immediately become free from all conditions and restrictions if, (A) on or prior to the first anniversary of the date of the consummation of the Change in Control Event, in the case of the CEO and Non-Management Employees and (B) the end of 15 full months after the Change in Control Event, in the case of Senior Management Employees, the officer or employee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the officer or employee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

      2. The following new Subsection, Subsection 9(f), is hereby inserted into the 2001 Stock Plan immediately following Subsection 9(e):

“(f)	Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

ASPECT MEDICAL SYSTEMS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Aspect Medical Systems, Inc.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

								FOR	AGAINST	ABSTAIN
1.	To elect the following three (3) nominees as Class II Directors of the Company:					2.	To approve the Amended and Restated 1998 Director Equity Incentive Plan.	☐	☐	☐
	Nominees:	(01) Boudewijn L.P.M. Bolien (02) J. Breckenridge Eagle (03) Edwin M. Kania

						3.	To approve an amendment to the 2001 Stock Incentive Plan.	☐	☐	☐

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

	☐	(INSTRUCTION: To withhold authority to vote for one or more nominee(s), write such nominee’s name in the space provided above.)				5.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
							NOTE: Please sign exactly as name appears on this proxy indicating, where proper, official position or representative capacity. When signing as executor, administrator, trustee, guardian, attorney or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name, by authorized person, giving full title. If the person named on the stock certificate has died, please submit evidence of your authority.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

ASPECT MEDICAL SYSTEMS, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ASPECT MEDICAL SYSTEMS, INC.

      The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints Nassib G. Chamoun and Michael Falvey, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Aspect Medical Systems, Inc. (the “Company”) held of record by the undersigned on April 12, 2005 at the Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005 at 9:00 a.m., Eastern time, at the Company’s corporate headquarters located at 141 Needham Street, Newton, Massachusetts 02464, and any adjourned or postponed session thereof. The undersigned hereby directs Nassib G. Chamoun and Michael Falvey to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE